EXHIBIT 7

                        LASALLE FINANCIAL PARTNERS, L.P.
                                  Suite 500
                             350 E. Michigan Avenue
                            Kalamazoo, Michigan 49007
                             ______________________
                            Telephone (616) 344-4993
                            Facsimile (616) 382-2382


                               September 10, 1997


   James A. Koessel
   Vice President and Secretary
   Bank West Financial Corporation
   2185 Three Mile Road, N.W.
   Grand Rapids, Michigan 49544

        Re:  Demand For Stock Ledger, Stockholder List and Books and Records

   Dear Mr. Koessel:

        Pursuant to the applicable provisions of Michigan law, LaSalle Financial Partners, Limited Partnership (the "Partnership"), hereby demands an opportunity to inspect during normal business hours the stock ledger, current list of the stockholders (in alphabetical order, setting forth the name and address of each stockholder and the number of shares registered in the name of each such stockholder, as of the most recent date available), and books and records of Bank West Financial Corporation (the "Corporation"), and an opportunity to make copies of or extracts from such documents. The Partnership hereby certifies to the Corporation that it is the record owner of 10,000 shares of common stock of the Corporation, as evidenced by the enclosed copy of stock certificate #BW1978.

        In connection with the foregoing demand, the Partnership further demands the opportunity to inspect and copy the following, updated as of the record date for the 1997 Annual Meeting of Stockholders, all of which should be in the possession of the Corporation or one of its agents:

   All daily stock transfer sheets showing changes in the stockholder list referred to in the preceding paragraph which are in or come into the possession of the Corporation or the transfer agent(s) for the common stock of the Corporation beginning the day following the date of such list.

   All information in the Corporation's possession and/or subject to its direction or control and/or which can be obtained from nominees of any central depository system relating to the breakdown of all brokerage and financial institutions holding shares for their customers in street name and a breakdown of holdings which appear on the corporate stock ledger under the names of any central depository system (e.g., Cede & Co.).

   A list of the names, addresses and securities positions of non-objecting beneficial owners and acquiescing beneficial owners obtained by the Corporation from brokers and dealers pursuant to the applicable rules promulgated under the Securities Exchange Act of 1934, as amended.
        If such list is not available as of a recent date, such list should be requested.

   A list of the names and addresses of employee participants in any stock ownership plan of the Corporation as of the date of the stockholder list.

   The Pershing/DLJ omnibus proxy list.

   The Philadep omnibus proxy list.

   Any other omnibus proxies produced by ADP for client banks or brokers, listing among other things any respondent positions.

   Any omnibus proxy produced by Bank of New York, or any other bank or broker, listing among other things any respondent positions.

   Any record date information provided by ADP relative to shares held for their clients, and the number of holders at each of their client firms holding shares of the Corporation.

   All minutes or other records of any meeting or any action or discussion at any meeting of the Board of Directors or a committee of the Board of Directors relating in any way to the election of directors at the 1997 Annual Meeting of Stockholders (including, without limitation, any recommendations or communications to or from stockholders regarding director nominations or election of directors).

   All documents constituting, referring to or relating to any amendments to the Bylaws or Articles of Incorporation of the Corporation proposed or approved within the past two years.

        The Partnership further demands that modifications of, additions to or deletions from, any and all information referenced above subsequent to the date of the stockholder list referred to above be furnished to the Partnership as and when the same becomes available to the Corporation or its agents or representatives. In the event any or all of the information encompassed by this demand is available in the form of computer tape or other medium suitable for use by computer or word processor, the Partnership demands inspection and copying of such computer tape or other medium as well as any program, software, manual or other instructions necessary for the practical use of such information.

        Foley & Lardner, which is acting as counsel to the Partnership, or its designated agents, are authorized to make the above-referenced inspection and receive copies on behalf of the Partnership pursuant to the Power of Attorney attached hereto.

        The Partnership will bear the reasonable costs incurred by the Corporation (including those of its transfer agent(s)) in connection with the production of the information which demand is made herein.

        The purposes for requesting such inspection and copying are to communicate with stockholders regarding the earnings and growth strategies of the Corporation to maximize stockholder value (including, without limitation, the pursuit of a possible business combination) and to facilitate the Partnership's solicitation of proxies in connection with its notice to nominate Richard J. Nelson for election to the Corporation's Board of Directors at the 1997 Annual Meeting of Stockholders.

        Under applicable Michigan law, the Corporation is required to respond to this request within five (5) business days after receiving this letter. Please advise our counsel, Phillip M. Goldberg of Foley & Lardner, One IBM Plaza, 330 N. Wabash Avenue, Chicago, Illinois 60611-3608 (telephone number: 312-755-1900) as to when the items sought will be made available, and in what form.


                                   Very truly yours,

                                    LASALLE FINANCIAL PARTNERS,
                                      LIMITED PARTNERSHIP

                                        By:  LaSalle Capital Management, Inc.


                                             By: /s/ Richard J. Nelson
                                             Richard J. Nelson, President

   STATE OF MICHIGAN   )
   COUNTY OF WAYNE     )    ss:
                       )


        Richard J. Nelson, having been first duly sworn according to law, did depose and say that he is the President of LaSalle Capital Management, Inc., a General Partner of LaSalle Financial Partners, Limited Partnership (the "Partnership"), that he is authorized on behalf of the Partnership to execute the foregoing Demand for Stock Ledger, Stockholder List and Books and Records and to make the demands, designations, authorizations and representations contained therein, and that the matters contained in the foregoing Demand for Stock Ledger, Stockholder List and Books and Records are true and correct.

        SWORN AND SUBSCRIBED before me this 10th day of September, 1997.


   /s/ Janine K. Scott
   Notary Public
   My Commission Expires:  4-29-01

                                POWER OF ATTORNEY




   STATE OF MICHIGAN   )
   COUNTY OF WAYNE     )     ss:
                       )



             I, Richard J. Nelson, having full authority to do so on behalf of LaSalle Financial Partners, Limited Partnership, do hereby make, constitute and appoint the law firm of Foley & Lardner, or any of its designated agents, to act on its behalf, to inspect and receive copies of the stockholder records of Bank West Financial Corporation requested in the accompanying demand.

                                 LASALLE FINANCIAL PARTNERS,
                                      LIMITED PARTNERSHIP


                                 By:  LaSalle Capital Management, Inc.


                                 By: /s/ Richard J. Nelson
                                      Richard J. Nelson, President


   Sworn to and subscribed before me
   this 10th day of September, 1997.

   /s/ Janine K. Scott
   Notary Public
   My Commission Expires:  4-29-01